                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         GOODY'S FAMILY CLOTHING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         GOODY'S FAMILY CLOTHING, INC.
                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Goody's Family Clothing, Inc.:

     We are pleased to invite you to attend our 2001 annual meeting of shareholders for the following purposes:

          1. Elect two directors to serve for terms of three years; and

          2. Transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     In addition to the specific matters to be acted upon at the meeting as described in detail in the accompanying Proxy Statement, there will be a review of fiscal 2000, a report on the progress of the Company and an opportunity for shareholders to ask management questions of general interest during the meeting.

     Only shareholders of record at the close of business on April 23, 2001 are entitled to receive notice of and to vote at the meeting.

               YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO
              ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND
                 RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE
        PROVIDED AS PROMPTLY AS POSSIBLE. INSTRUCTIONS ARE INCLUDED ON
                                YOUR PROXY CARD.

                                   By Order of the Board of Directors,

                                   /s/ Robert M. Goodfriend
                                   Robert M. Goodfriend
                                   Chairman of the Board and
                                   Chief Executive Officer
Knoxville, Tennessee
May 14, 2001

     This Proxy Statement and the enclosed proxy card are being mailed on or about May 14, 2001 to the shareholders of record of the Company at the close of business on April 23, 2001. The Company's 2000 Annual Report, which includes its consolidated financial statements and is not part of the proxy solicitation material, is being mailed with this Proxy Statement.

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

GENERAL

     This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of Goody's Family Clothing, Inc. (the "Company") in connection with the solicitation of proxies for use at the 2001 annual meeting of shareholders (individually, a "Shareholder" and collectively, the "Shareholders") of the Company, or at any and all adjournment(s) or postponement(s) thereof (the "Annual Meeting"). A copy of the notice of the Annual Meeting accompanies this Proxy Statement.

DATE, TIME AND PLACE OF MEETING

     Date:              June 13, 2001
     Time:              10:00 a.m. EDT
     Place:             400 Goody's Lane, Knoxville, TN

SHARES ENTITLED TO VOTE

     There are 32,419,930 shares of common stock, no par value, of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting, and each such share entitles its holder to one vote. April 23, 2001 has been fixed as the record date (the "Record Date") for the determination of the Shareholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting.

VOTING YOUR PROXY

     Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. The enclosed proxy card indicates the number of shares that you own. Voting instructions are included on your proxy card. If you properly complete your proxy card and return it as instructed in time to vote, one of the individuals named on your proxy card will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares as follows:

     - "FOR" the election of the 2 nominees for director (as described on page
       4).

     If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with the Board's recommendation. At the time this Proxy Statement was mailed to the Shareholders, the Company knew of no other matters to be acted on at the Annual Meeting.

REVOKING YOUR PROXY

     You may revoke your proxy at any time before it is exercised by:

     - sending in another signed proxy card with a later date;

     - notifying the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy; or

     - voting in person at the Annual Meeting.

VOTING IN PERSON

     If you plan to attend the Annual Meeting and vote in person, you will be provided a ballot after you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a photo identification and an account statement or a letter from the nominee indicating that you were the beneficial owner of the shares on the Record Date.

QUORUM REQUIREMENTS

     A quorum of Shareholders is necessary to hold a meeting of the Shareholders. The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting constitutes a quorum to act upon the proposed business. Shares as to which authority to vote is withheld, abstentions and broker "non-votes" are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item, absent instruction from the beneficial owner of the shares and no such instruction is given.

VOTE NECESSARY TO APPROVE PROPOSALS

     Directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in any election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than another person or persons, if any, nominated for the same seat on the Board. Accordingly, votes withheld from director nominees, abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

FISCAL YEAR

     The terms "fiscal 1998," "fiscal 1999," "fiscal 2000," "fiscal 2001" and "fiscal 2002" as used herein refer to the Company's fiscal years ended January 30, 1999, January 29, 2000, February 3, 2001 and the Company's fiscal years ending February 2, 2002 and February 1, 2003, respectively.

ITEM 1.  ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Board is divided into three classes of directors with each class holding office for a staggered three-year term. The term of the Class III Directors, Robert M. Goodfriend and Robert F. Koppel, will expire at the Annual Meeting. Robert M. Goodfriend and Robert F. Koppel are nominees for election at the Annual Meeting as Class III Directors to serve until the 2004 annual meeting of shareholders (or until the earlier election and qualification of their successors). The Company's Bylaws (the "Bylaws") provide that any vacancy in the Board created by the death, resignation or removal of a director shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, for a term of office until the next annual meeting of shareholders. The Bylaws further provide that the Company shall have at least five and no more than ten directors, with the Board to determine the exact number from time to time.

     Since the Board has only nominated two persons for election as Class III Directors and has fixed the number of Class III Directors at two directors, the Shareholders cannot vote for a greater number of persons than the number of nominees named herein. The election of the Class III Directors requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting. The Class III Directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote at the Annual Meeting. The Company's principal shareholder, Mr. Robert M. Goodfriend, owns approximately 40.9% of the outstanding shares of Common Stock and has indicated his intention to vote his shares in favor of the election as Class III Directors of the two nominees listed below.

     In the event any of the nominees listed below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies in the enclosed proxy card reserve full discretion to vote for such other person or persons as may be nominated.

BIOGRAPHIES OF DIRECTOR NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth biographical data for the last five years for each nominee for director, for each director and for each executive officer of the Company (based upon information supplied by him or her to the Company) and such person's length of service as a director and/or executive officer of the Company.

CLASS III DIRECTORS -- NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR
                 TERM EXPIRING AT THE 2004 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Robert M. Goodfriend          51     Chairman of the Board of Directors and       1973        1977
                                     Chief Executive Officer of the Company.
Robert F. Koppel              54     President of East Tennessee Children's       1995          --
                                     Hospital since August 1976.

                 YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
                 OF THE ABOVE NOMINEES AS CLASS III DIRECTORS.

CLASS I DIRECTORS -- TERM EXPIRING AT THE 2002 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Irwin L. Lowenstein           65     Chairman of The Powell Company, Inc. ,       1996          --
                                     (a privately-held furniture
                                     manufacturer) since November 2000.
                                     Director of: Full Line Sportswear (a
                                     publicly-held sportswear manufacturer
                                     and distributor) since July 1994; The
                                     Powell Company, Inc. since February
                                     1999; and Schnadig Corp. (a
                                     privately-held furniture manufacturer)
                                     since March 2001. Previously served as
                                     Executive Vice President of
                                     Rhodes/Heilig-Meyers Company (a
                                     publicly-held specialty furniture
                                     retailer) from February 1997 to
                                     February 2000; Chief Executive Officer
                                     of Rhodes, Inc., (a publicly-held
                                     specialty furniture retailer) from May
                                     1989 to January 1997, Chairman from
                                     July 1994 to February 1997, and
                                     Director from March 1977 to February
                                     1997.
Cheryl L. Turnbull            40     Managing Director of Banc One Mezzanine      1995          --
                                     Corp. (a merchant bank) since June
                                     1999. Previously served as Director of
                                     Banc One Capital Markets, Inc., (a
                                     merchant bank) from January 1998 to
                                     June 1999, Vice President from July
                                     1996 to December 1997. A private
                                     investor from July 1995 to July 1996.

CLASS II DIRECTORS -- TERM EXPIRING AT THE 2003 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Samuel J. Furrow              59     Chairman of: Furrow Auction Company (a       1995          --
                                     real estate and equipment sales
                                     company) since April 1968; and Innovo
                                     Group, Inc., (a publicly-held
                                     manufacturer and supplier of sports
                                     bags and apparel) since October 1998.
                                     Director of: Southeastern-Advertising,
                                     Inc., (an advertising agency) since
                                     April 1968 and Innovo Group, Inc. since
                                     April 1998. Member of the Advisory
                                     Board of AmSouth Bank since September
                                     1993. Owner of: Mercedes Benz of
                                     Knoxville since December 1980; Land
                                     Rover of Knoxville since July 1997; and
                                     Land Rover of Chattanooga since
                                     December 1999. Previously served as
                                     Chairman of Furrow-Justice Machinery
                                     Corporation (a six-branch industrial
                                     and construction equipment dealer) from
                                     September 1983 to March 2001.

EXECUTIVE OFFICERS (IN ADDITION TO MR. GOODFRIEND):

                                                                                          Executive
                                          Position(s) With the Company, Principal          Officer
            Name              Age           Occupation and Business Experience              Since
            ----              ---    -------------------------------------------------    ---------
Lana Cain Krauter             49     President and Chief Merchandising Officer of the       2000
                                     Company since October 2000. Previously served as
                                     President and Special Assistant to the Chairman
                                     of the Company from January 2000 to October 2000
                                     and Senior Vice President of Sears, Roebuck and
                                     Co., (a publicly-held retail company) from
                                     November 1994 to January 2000.
Edward R. Carlin              60     Executive Vice President, Chief Financial Officer      1994
                                     of the Company since July 1994 and Secretary of
                                     the Company since February 1995. Director of
                                     SYDOOG, Inc., TREBOR of TN, Inc., and GOFAMCLO,
                                     Inc., all of which are wholly-owned subsidiaries
                                     of the Company, since October 1996 and Manager of
                                     GFCFS, LLC, a wholly-owned subsidiary of SYDOOG,
                                     Inc., since November 1998. President/Treasurer of
                                     TREBOR of TN, Inc. and GFCFS, LLC since July
                                     2000.

                                                                                          Executive
                                          Position(s) With the Company, Principal          Officer
            Name              Age           Occupation and Business Experience              Since
            ----              ---    -------------------------------------------------    ---------
Max W. Jones                  46     Executive Vice President, Merchandising of the         2000
                                     Company since July 2000. Previously served as
                                     President and Chief Executive Officer of
                                     Herbergers Department Store, Inc. (a division of
                                     a publicly-held retail department store) from
                                     December 1997 to July 2000 and Senior Vice
                                     President and General Merchandise Manager of
                                     Proffitts Department Store, Inc. (a division of a
                                     publicly-held retail department store) from
                                     August 1994 to November 1997.
David R. Mullins              49     Executive Vice President, Stores of the Company        1980
                                     since December 1996. Previously served as Senior
                                     Vice President, Store Operations from July 1994
                                     to December 1996.
Bruce E. Halverson            46     Senior Vice President, Planning and Allocation of      1998
                                     the Company since January 1998. Previously served
                                     as Vice President, Planning and Allocation of the
                                     Company from November 1993 to January 1998.
Stanley B. Latacha            50     Senior Vice President, Marketing and Advertising       1997
                                     of the Company since July 1997. Previously served
                                     as Senior Vice President, Marketing and
                                     Advertising of OfficeMax, Inc., (a publicly-held
                                     office products superstore) from June 1996 to
                                     July 1997 and Vice President, Marketing and Sales
                                     Promotion of Richman Gordman 1/2 Price Stores,
                                     Inc., (a regional off-price department store)
                                     from October 1990 to June 1996.
John J. Okvath, III           56     Senior Vice President, Product Development of the      1998
                                     Company since January 1998. Previously served as
                                     Vice President, Product Development of the
                                     Company from August 1995 to January 1998.
John A. Payne                 51     Senior Vice President and General Merchandise          2000
                                     Manager of the Company since July 2000.
                                     Previously served as Divisional Merchandise
                                     Manager of the Company from May 1992 to September
                                     1997 and Vice President of Mirth, Inc., (a
                                     clothing manufacturer) from March 1998 to July
                                     2000.

                                                                                          Executive
                                          Position(s) With the Company, Principal          Officer
            Name              Age           Occupation and Business Experience              Since
            ----              ---    -------------------------------------------------    ---------
David G. Peek                 40     Senior Vice President, Chief Accounting Officer        1996
                                     and Controller of the Company since January 2001.
                                     Previously served as Vice President, Corporate
                                     Controller and Chief Accounting Officer of the
                                     Company from June 1997 to January 2001, Corporate
                                     Controller and Chief Accounting Officer of the
                                     Company from June 1996 to June 1997 and Corporate
                                     Controller from January 1989 to June 1996.
                                     Director of SYDOOG, Inc., TREBOR of TN, Inc., and
                                     GOFAMCLO, Inc., all of which are wholly-owned
                                     subsidiaries of the Company, since October 1996
                                     and Manager of GFCFS, LLC, a wholly-owned
                                     subsidiary of SYDOOG, Inc., since November 1998.
                                     Vice President/Assistant Secretary of TREBOR of
                                     TN, Inc. and GFCFS, LLC since July 2000.
Jay D. Scussel                57     Senior Vice President, Management Information          1998
                                     Systems of the Company since January 1998.
                                     Previously served as Vice President, Management
                                     Information Systems of the Company from January
                                     1996 to January 1998 and an independent
                                     consultant from February 1995 to January 1996.
Bobby Whaley                  56     Senior Vice President, Distribution,                   1998
                                     Transportation and Logistics of the Company since
                                     January 1998. Previously served as Vice
                                     President, Distribution, Transportation and
                                     Logistics of the Company from February 1983 to
                                     January 1998.

MEETINGS AND COMMITTEES OF THE BOARD

     During fiscal 2000, the Board met six times and each director attended 75% or more of the aggregate number of meetings held by the Board and its committees on which he or she served.

     The Audit Committee, which consists of Messrs. Furrow and Koppel (Chair) and Ms. Turnbull, is primarily responsible for (i) monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (ii) monitoring the independence and performance of the Company's independent auditors and internal auditing department, and (iii) providing an avenue of communication among the independent auditors, management, the internal auditing department, and the Board. The Audit Committee has a charter that details its duties and responsibilities. Pursuant to the requirement of the Charter of the Audit Committee, each member of the Audit Committee is an independent non-executive director, free from any relationship that would interfere with the exercise of his or her independent judgment. During fiscal 2000, the Audit Committee met eight times.

     The Compensation Committee, which consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), is responsible for reviewing the compensation, including fringe benefits, of the Chief Executive Officer, other executive officers and key management of the Company, and making recommendations thereof to the Board. It is also responsible for the review and administration of the Company's stock option plans, 401(k) retirement plan, executive deferral plan, employee payroll investment plan, and short-term incentive compensation plan. In carrying out such responsibilities, the Compensation Committee reviews the salaries, benefits, performance, and other incentive bonuses of key employees as well as the general terms and conditions of the other benefit plans. During fiscal 2000, the Compensation Committee met five times.

     The Board also has a Nominating Committee, consisting of Messrs. Furrow (Chair), Goodfriend and Lowenstein, which is responsible for recommending to the Board suitable persons for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders provided that the names of such persons are submitted no later than the date established for the submission of shareholder proposals for action at the Company's next annual meeting of shareholders. The Nominating Committee met twice during fiscal 2000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of the Company ("the Audit Committee") has met and held discussions with management and Deloitte & Touche, the Company's independent public accountants. The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal 2000 with management. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

     The Company's independent public accountants also provided to the Audit Committee certain written communications and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the independent public accountants their independence from the Company.

     Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for fiscal 2000 be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          ROBERT F. KOPPEL (CHAIR)
                                          SAMUEL J. FURROW
                                          CHERYL L. TURNBULL

DIRECTORS' COMPENSATION

     Each non-employee director is entitled to receive the following compensation from the Company:

     - a monthly retainer of $1,000;

     - a fee of $1,500 for attendance at each meeting of the Board or any of its committees (provided, however, committee meetings that are held on the same days as Board meetings are not counted as separate meetings and provided further that directors are not compensated for their participation in brief informative telephonic meetings); and

     - a fee of $1,500 for each eight hours of committee work outside of formal committee meetings, which is considered equivalent to attendance at one committee meeting, thereby entitling such director to compensation.

     In addition to receiving directors' fees, all non-employee directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board or any of its committees.

     Non-employee directors are also entitled to receive, upon first becoming a director of the Company, formula grants of stock options to acquire 15,000 shares of Common Stock. At each subsequent annual meeting of shareholders, formula grants of stock options to acquire 3,000 shares of Common Stock are also awarded to each non-employee director. These stock options are granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest in 20% annual increments following the date of grant.

     Directors are also eligible to receive additional grants of stock options under the Company's 1991 Stock Incentive Plan, 1993 Stock Option Plan and 1997 Stock Option Plan at the discretion of the Compensation Committee. The exercise price, term and vesting of any such stock options would be determined by the Compensation Committee at its discretion. There are 658,060 shares of Common Stock available for future issuance under these plans as of May 1, 2001.

     Non-employee directors are permitted to irrevocably elect and receive (in lieu of cash for the director's fees otherwise earned by them) non-qualified stock options exercisable to purchase shares of Common Stock at an exercise price equal to 50% of the fair market value of a share of Common Stock on the date of grant. This alternative allows the Company to eliminate the cash cost of annual directors' fees otherwise payable to non-employee directors and to more closely align the interests of non-employee directors with those of the shareholders. These stock options are granted at the Board meeting following the annual meeting of shareholders based on the number of anticipated meetings of the Board and its committees to be held during the twelve-month period, as well as the monthly retainer, beginning on the first day of the third quarter of the then current fiscal year of the Company and ending on the last day of the second quarter of the following fiscal year of the Company (the "Plan Year"). These stock options vest on the twelve-month anniversary of the date of grant and are subject to adjustment at the end of the Plan Year (which corresponds with the end of the Company's second fiscal quarter) to reflect each director's actual attendance at or participation in the meetings. At each of the Board meetings following the respective annual meetings of shareholders for the last three years, all non-employee directors elected to receive 100% of their directors' fees for the Plan Years following the respective annual meetings, in the form of discounted stock options. The non-employee directors will be permitted to make such election for the 2001 Plan Year at the Board meeting planned for June 13, 2001 following the Annual Meeting. There are 110,660 shares of Common Stock available for future issuance under this plan as of May 1, 2001.

     No compensation is paid to executive officers of the Company for services rendered in their capacities as directors of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Decisions on executive compensation in fiscal 2000 were made by the Compensation Committee (and approved by the Board) upon the recommendation of the Company's executive management (other than, in Mr. Goodfriend's case, with respect to his own compensation). The Compensation Committee currently consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), none of whom is or was an officer or other employee of the Company or had any relationship with the Company required to be disclosed as a Compensation Committee interlock, except that Mr. Koppel is the President of the East Tennessee Children's Hospital (the "Hospital") and Mr. Goodfriend is a director of the Hospital and as such participates in deliberations regarding incentive payments to officers of the Hospital, including, without limitation, Mr. Koppel. See "Certain Transactions with Directors and Officers."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Common Stock ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") on a timely basis. Reporting Persons are required to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and certain written representations that no other reports were required, the Company believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal 2000 were complied with on a timely basis.

SHARE OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock as of the Record Date (except in the case of Dimensional Fund Advisors, Inc. and Franklin Resources, Inc. and the other persons and entities referenced in footnote 5 and 6, the following table sets forth information regarding their beneficial ownership of the outstanding shares of Common Stock as of December 31, 2000) for (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the current and former executive officers of the Company named in the "Table I -- Summary Compensation Table," (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. According to rules adopted by the Commission, a person is a "beneficial owner" of securities if that person has or shares the power to vote them or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days from the Record Date through the exercise of an option, warrant or right, conversion of a security or otherwise. As of the date of this Proxy Statement, the Company only has shares of Common Stock outstanding. An asterisk indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

                                                    Number of Shares and Nature of Beneficial
                                                          Ownership at April 23, 2001(1)
                                             --------------------------------------------------------
                                               Voting or Investment
                                                      Power               Percent
                                             ------------------------       of      Acquirable within
Name                                            Sole         Shared        Class       60 Days(1)
----                                         ----------     ---------     -------   -----------------
Robert M. Goodfriend(2)....................  13,911,710(3)     22,500(4)   42.1%          682,000
Dimensional Fund Advisors, Inc.(5).........          --     1,791,708       5.5%               --
Franklin Resources, Inc.(6)................          --     2,120,200       6.5%               --
Lana Cain Krauter..........................     138,033        25,800(7)      *           133,333
Edward R. Carlin...........................      97,905            --         *            97,500
Max W. Jones...............................          --            --         *                --
David R. Mullins...........................     126,500            --         *           116,000
Samuel J. Furrow...........................      33,228            --         *            33,228
Robert F. Koppel...........................      33,466            --         *            33,466
Irwin L. Lowenstein........................      46,980            --         *            46,980
Cheryl L. Turnbull.........................      73,958            --         *            73,958
Harry M. Call..............................          --            --         *                --
Thomas R. Kelly, Jr........................          --            --         *                --
All Directors and Executive Officers as a
  Group (17 Persons).......................  14,752,770(3)     49,700(8)   43.6%        1,495,865

---------------

(1) This column lists the number of shares of Common Stock which the respective director and/or executive officer has the right to acquire within 60 days from the Record Date through the exercise of stock options awarded under the Company's stock option plans. Such shares are also included in the other columns of this table, as appropriate.
(2) The business address of Mr. Goodfriend is 400 Goody's Lane, Knoxville, Tennessee 37922.
(3) These shares do not include 834,540 shares (2.6% of the outstanding shares of Common Stock) held in trust for Mr. Goodfriend's children, as to which Mr. Goodfriend disclaims beneficial ownership. Mr. Goodfriend has no voting or investment power with respect to these shares.
(4) These shares are owned by Mr. Goodfriend's wife, with whom Mr. Goodfriend shares voting and investment power with respect to such shares.
(5) These shares are beneficially owned by four investment companies and certain commingled group trusts and separate accounts which are advised or managed by Dimensional Fund Advisors, Inc., a Delaware corporation ("Dimensional"). The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The foregoing information was derived from a Schedule 13G filed by Dimensional with the Commission.
(6) These shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Frankin Resources, Inc., a Delaware corporation ("FRI"). The address of FRI is 777 Mariners Island Blvd., San Mateo, California 94403. The foregoing information was derived from a Schedule 13G filed by FRI with the Commission.
(7) These shares include 10,000 shares owned jointly by Ms. Krauter and her husband with whom she shares voting and investment power with respect to such shares and 15,800 shares owned by her husband as to which Ms. Krauter disclaims beneficial ownership.
(8) Voting and investment power with respect to these shares are shared with certain family members of the respective director and/or executive officer. See footnotes 4 and 7 above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Background. The Company currently has twelve executive officers and five directors. Three of the non-employee directors, Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), comprise the Compensation Committee.

     Objective and Philosophy. The Compensation Committee works closely with management to design an executive compensation program to assist the Company in attracting and retaining outstanding executives and senior management personnel in the retail industry. The design and implementation of such program continually evolves as the Company grows, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with retail companies of similar size and (ii) linking executives' compensation with the Company's financial performance by rewarding the achievement of short-term and long-term objectives of the Company.

     Compensation Program Components. Currently, the three principal components of the Company's executive compensation program are: (i) annual base salary,
(ii) short-term incentive compensation in the form of performance bonuses payable in cash each year, and (iii) long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Compensation Committee's objectives and philosophy.

     Base Salary. Base salary levels for the Company's executives are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience and are based on responsibility and performance. Base salaries are generally recommended by executive management for the review and approval of the Compensation Committee and the Board (subject to applicable employment agreements).

     Short-Term Incentive Compensation. The short-term incentive compensation component consists of target performance bonuses for eligible executives which are calculated as a percent of their base salaries (ranging between 60% and 150%). Each year, the target earnings (which are based on pre-bonus and pre-tax earnings) of the Company are established by the Compensation Committee with the assistance of management and approved by the Board. Each participating executive is eligible to receive between 0% and 150% of their respective target performance bonus depending on the Company's performance. Based on management's recommendation, the Compensation Committee, with the approval of the Board, has the discretion to award additional bonuses outside of this plan if warranted by an executive officer's exceptional service to the Company. With respect to fiscal 2000, because the target level of earnings was not achieved, no bonuses were awarded to executive officers except for (i) a guaranteed bonus of $100,000 paid to Mr. Goodfriend which is discussed below, (ii) a guaranteed bonus of $100,000 and $31,000 paid to Ms. Krauter and Mr. Jones, respectively, in accordance with their employment agreements with the Company, and (iii) certain discretionary bonuses aggregating $112,820 to ten other executive officers based on their exceptional service to the Company.

     Long-Term Incentive Compensation. The long-term incentive compensation component consists of stock option plans under which executives may be granted stock options exercisable to purchase shares of Common Stock. The exercise price of stock options represents the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on The Nasdaq Stock Market for the business day preceding the date of grant. Generally, the stock options become exercisable in equal annual increments over five years and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Company. The Compensation Committee believes that granting stock options creates an incentive to promote the long-term interests of the Company and aligns the economic benefit to be derived therefrom with those of the Company's outside shareholders. Stock options are granted by the Compensation Committee (and approved by the Board) to key employees based on executive management's recommendation, and levels of participation in the plan generally vary based on the employee's position with the Company.

     CEO Compensation. Mr. Goodfriend does not have an employment agreement with the Company. His compensation is determined annually by the Compensation Committee and approved by the full Board (other than Mr. Goodfriend) based on his compensation in prior years and the compensation of CEO's of similarly-sized companies in the retail industry.

     Base Salary. During fiscal 2000, Mr. Goodfriend received an annual base salary of $650,000 and a guaranteed annual bonus of $100,000.

     Short-term Incentive Compensation. Mr. Goodfriend participated in the short-term incentive compensation plan discussed above and was eligible to receive a performance bonus of up to 150% of his base salary in fiscal 2000 (less the guaranteed bonus) if the Company met the predetermined target levels of its earnings, as discussed above, for such fiscal year. Because certain performance objectives for fiscal 2000 were not achieved, Mr. Goodfriend did not receive any performance bonus for fiscal 2000.

     Long-term Incentive Compensation. During fiscal 2000, no stock options were awarded to Mr. Goodfriend.

     In order to provide fair and reasonable employment and compensation arrangements for Mr. Goodfriend reflecting an increased emphasis on the relationship between compensation and the Company's performance, the Compensation Committee decided that the Company should formalize its employment arrangements with Mr. Goodfriend and engaged independent compensation consultants to advise the committee on such arrangements. Although the Compensation Committee and Mr. Goodfriend reached an agreement in principle with regard to such employment arrangement, both parties decided to postpone the execution of a definitive employment agreement until such time as a split-dollar insurance program (discussed below) could be implemented. Now that such split-dollar program has been implemented, the Compensation Committee expects that a new employment agreement and related documentation will be finalized during fiscal 2001.

     During fiscal 1999, following extensive analysis and discussion internally as well as with the independent compensation consultants, the Compensation Committee approved a split-dollar life insurance arrangement with Mr. Goodfriend providing for the payment by the Company of the premiums for certain second-to-die policies insuring the lives of Mr. and Mrs. Goodfriend. The full Board (with Mr. Goodfriend abstaining) subsequently approved the arrangement as well. The purpose of this arrangement was two-fold: (i) to mitigate the adverse impact on the Company and its shareholders which could result from a forced sale of stock upon the Goodfriends' deaths in order to pay estate taxes and (ii) to provide an employee benefit to Mr. Goodfriend. Accordingly, the arrangement generally provides that one-half of the coverage would terminate should Mr. Goodfriend decrease his Company ownership below 20%. Prior to its approval of this arrangement, the Compensation Committee reviewed, among other things, the compensation data of other companies in the retail apparel business and other statistical information provided by the independent compensation consultants. See "Certain Transactions with Directors and Officers."

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation over $1.0 million paid to a company's chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The short-term incentive compensation plan adopted by the Company and approved by the shareholders in June 1997 complies with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. The total cash and non-cash compensation which Mr. Goodfriend and Ms. Krauter may receive in fiscal 2001 may exceed $1 million; however, the Committee expects that the amount of any non-deductible compensation paid to Mr. Goodfriend or Ms. Krauter will be immaterial. It is not currently expected that any other executive of the Company will receive compensation in excess of $1.0 million for fiscal 2001.

                                          COMPENSATION COMMITTEE

                                          CHERYL L. TURNBULL (CHAIR)
                                          ROBERT F. KOPPEL
                                          IRWIN L. LOWENSTEIN

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following tables set forth certain information relating to various forms of compensation awarded to, earned by and paid to the Company's chief executive officer and its next four most highly compensated executive officers who were serving as the Company's executive officers (other than the chief executive officer) at the end of fiscal 2000 and two former executive officers of the Company who could have been considered among the Company's four most highly compensated executive officers for fiscal 2000 but for the fact that they were not executive officers of the Company at the end of fiscal 2000. All of such executive officers are hereinafter referred to as the "named executive officers."

                     TABLE I -- SUMMARY COMPENSATION TABLE

     The following table presents the total compensation awarded to, earned by and paid to the named executive officers during the last three fiscal years.

                                                                                  Long-Term
                                                Annual Compensation              Compensation
                                        ------------------------------------     ------------
                                                                   Other          Securities         All
                                                                   Annual         Underlying        Other
                               Fiscal   Salary       Bonus      Compensation       Options       Compensation
Name and Position               Year      ($)         ($)          ($)(1)            (#)             ($)
-----------------              ------   -------     -------     ------------     ------------    ------------
Robert M. Goodfriend.........   2000    650,000     100,000       143,460(3)            --          69,720(4)
  Chairman of the Board and     1999    650,000(2)  100,000       156,379(3)        15,000          71,058(4)
  Chief Executive Officer       1998    600,000(2)  100,000       174,544(3)        60,000          54,648(4)
Lana Cain Krauter............   2000    500,000     100,000       103,871(6)            --              37(7)
  President and Chief           1999     28,846(5)  465,000(5)         --          300,000              --
  Merchandising Officer         1998         --          --            --               --              --
Edward R. Carlin.............   2000    260,000      15,600            --           10,000          15,571(8)
  Executive Vice President,     1999    260,000       5,000            --            3,750          14,505(8)
  Chief Financial Officer and   1998    250,000      15,000            --           15,000          14,835(8)
  Secretary
Max W. Jones.................   2000    155,000(9)   91,000(9)     40,979(10)       50,000           2,128(11)
  Executive Vice President,     1999         --          --            --               --              --
  Merchandising                 1998         --          --            --               --              --
David R. Mullins.............   2000    260,000      15,600            --               --           7,993(12)
  Executive Vice President,     1999    260,000          --            --            3,750           8,330(12)
  Stores                        1998    250,000      15,000            --           15,000           8,547(12)
Harry M. Call(13)............   2000    175,000(13)  48,787(13)        --               --         438,982(14)
  former President and          1999    350,000     100,000            --            7,500          16,817(14)
  Chief Operating Officer       1998    325,000     100,000            --           30,000          15,630(14)
  (from January 1995 to
  July 2000)
Thomas R. Kelly, Jr.(15).....   2000     88,173(15)  26,146(15)        --               --         376,762(16)
  former Executive Vice         1999    350,000     100,000            --            3,750           7,854(16)
  President, General            1998    325,000     100,000            --           15,000           6,517(16)
  Merchandise Manager (from
  January 1995 to May 2000)

---------------

 (1) The amounts in this column include the aggregate value of certain personal benefits to a named executive officer only where such value is greater than the lesser of either $50,000 or 10% of such executive's salary and bonus for the fiscal year.
 (2) Fiscal 1999 and 1998 salary excludes $173,250 and $243,977, respectively, paid to Mr. Goodfriend pursuant to the terms of a Deferred Compensation Agreement dated June 15, 1997 between Mr. Goodfriend and the Company. Fiscal 1997 salary included $417,227 of salary earned by Mr. Goodfriend in that year but deferred and paid in fiscal 1998 and 1999, respectively.

 (3) Consists of (i) $126,428, $133,532 and $63,179 in fiscal 2000, 1999 and
     1998, respectively, attributable to personal use of the Company's aircraft by Mr. Goodfriend and his family, calculated using the applicable standard industry fare level formula established by the Internal Revenue Service,
     (ii) $10,942, $12,324 and $15,479 in fiscal 2000, 1999 and 1998, respectively, for Mr. Goodfriend's personal use of the Company's automobile, (iii) $788, $736 and $1,589 in fiscal 2000, 1999 and 1998 for the imputed value of group life insurance benefits as to which Mr. Goodfriend's family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service, and (iv) $5,302, $9,787 and $94,297 in fiscal 2000, 1999 and 1998 for personal financial consulting and estate planning services paid by the Company.
 (4) Consists of (i) non-cash benefits of $9,511, $41,929 and $35,030 in fiscal 2000, 1999 and 1998, respectively, calculated using the applicable Internal Revenue Service formula, deemed to have been paid to Mr. Goodfriend as a result of the Company's payment of premiums on certain split-dollar life insurance policies, (ii) $1,850, $4,000 and $4,000 attributable to the Company's contributions on Mr. Goodfriend's behalf to the Company's 401(k) Retirement Plan in each of fiscal 2000, 1999 and 1998, (iii) $10,150 and $8,000 attributable to the Company's contributions on Mr. Goodfriend's behalf to the Company's Executive Deferral Plan in fiscal 2000 and 1999, respectively, (iv) $48,209 paid for the term life insurance premium in fiscal 2000 in respect of a second-to-die policy as to which Mr. Goodfriend's family is the beneficiary, (v) $17,129 and $12,824 for interest paid in fiscal 1999 and 1998 to Mr. Goodfriend on fiscal 1997 deferred salary (see footnote 2 above), and (vi) $2,794 attributable to the Company's contributions and allocations on Mr. Goodfriend's behalf to the Company's Profit Sharing Plan in fiscal 1998. See "Certain Transactions with Directors and Officers" for a detailed description of the Company's split-dollar life insurance arrangements with Mr. Goodfriend.
 (5) Ms. Krauter was hired by the Company on January 10, 2000. Accordingly, the amounts included in this table reflect compensation paid to Ms. Krauter for the respective portion of fiscal 1999, including a signing bonus of $365,000 paid on February 1, 2000 and a guaranteed bonus of $100,000 paid on March 24, 2000.
 (6) Consists of (i) $2,152 in fiscal 2000 attributable to personal use of the Company's aircraft by Ms. Krauter and her family, calculated using the applicable standard industry fare level formula established by the Internal Revenue Service, (ii) $4,154 in fiscal 2000 for car allowance paid to Ms. Krauter, (iii) $137 in fiscal 2000 for the imputed value of group life insurance benefits as to which Ms. Krauter's family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service, and (iv) $97,428 in fiscal 2000 for relocation costs paid by the Company.
 (7) Represents disability insurance premiums paid by the Company in fiscal
     2000.
 (8) Consists of (i) $939 for each of fiscal 2000, 1999 and 1998 attributable to the Company's payment of term life insurance premiums as to which Mr. Carlin's family is the beneficiary, (ii) $7,158, $6,789 and $6,502 for disability insurance premiums paid by the Company in fiscal 2000, 1999 and 1998, respectively, (iii) $1,850, $3,697 and $4,000 attributable to the Company's contributions on Mr. Carlin's behalf to the Company's 401(k) Retirement Plan in fiscal 2000, 1999 and 1998, respectively, (iv) $4,390 and $2,880 attributable to the Company's contributions on Mr. Carlin's behalf to the Company's Executive Deferral Plan in fiscal 2000 and 1999,
     (v) $800, $200 and $600 received for fiscal 2000, 1999 and 1998 as a director's fee from two of the Company's wholly-owned subsidiaries, (vi) $2,794 attributable to the Company's contributions and allocations on Mr. Carlin's behalf to the Company's Profit Sharing Plan in fiscal 1998, and
     (vii) $434 in fiscal 2000 attributable to an award of 100 shares of the Company's Common Stock to Mr. Carlin.
 (9) Mr. Jones was hired by the Company on July 31, 2000. Accordingly, the amounts included in this table reflect compensation paid to Mr. Jones for the respective portion of fiscal 2000, including a signing bonus of $60,000 paid in August 2000 and a guaranteed bonus of $31,000 paid in March 2001.
(10) Consists of (i) $37,979 for relocation costs paid by the Company and (ii) $3,000 for car allowance paid to Mr. Jones.
(11) Represents amount attributable to the Company's payment of term life insurance premiums as to which Mr. Jones' family is the beneficiary.
(12) Consists of (i) $2,794 in fiscal 1998 attributable to the Company's contributions and allocations on Mr. Mullins' behalf to the Company's Profit Sharing Plan, (ii) $812 for each of fiscal 2000, 1999 and 1998, respectively attributable to the Company's payment of annuity premiums,
     (iii) $941 for each of fiscal 2000, 1999 and 1998, respectively, for disability insurance premiums paid by the Company, (iv) $1,850, $3,697 and $4,000 attributable to the Company's contributions on Mr. Mullins' behalf to the Company's 401(k) Retirement Plan in fiscal 2000, 1999 and 1998, respectively, and (v) $4,390 and $2,880 attributable to the Company's contributions on Mr. Mullin's behalf to the Company's Executive Deferral Plan in fiscal 2000 and 1999, respectively.
(13) Mr. Call was employed by the Company until July 2000. Accordingly, the amounts included in this table reflect compensation paid to Mr. Call for the respective portion of fiscal 2000.
(14) Consists of (i) $1,654, $3,308 and $3,308 for fiscal 2000, 1999 and 1998, respectively, attributable to the Company's payment of term life insurance premiums as to which Mr. Call's family is the beneficiary, (ii) $3,266, $5,632 and $5,528 for disability insurance premiums paid by the Company in fiscal 2000, 1999 and 1998, respectively, (iii) $4,000 attributable to the Company's contributions on to the Company's 401(k) Retirement Plan in each of fiscal 1999 and 1998, respectively, (iv) $11,177 and $3,877 attributable to the Company's contributions to the Company's Executive Deferral Plan in fiscal 2000 and 1999, respectively, (v) $2,794 attributable to the Company's contributions and allocations to the Company's Profit Sharing Plan in fiscal 1998, and (vi) $422,885 attributable to severance paid to Mr. Call on his resignation effective July 28, 2000.
(15) Mr. Kelly was employed by the Company until May 2000. Accordingly, the amounts included in this table reflect compensation paid to Mr. Kelly for the respective portion of fiscal 2000.
(16) Consists of (i) $4,000 and $3,723 attributable to the Company's contributions on Mr. Kelly's behalf to the Company's 401(k) Retirement Plan in fiscal 1999 and 1998, respectively, (ii) $2,908 and $3,854 attributable to the Company's contributions on Mr. Kelly's behalf to the Company's Executive Deferral Plan in fiscal 2000 and 1999, respectively, (iii) $2,794 attributable to the Company's contributions and allocations on Mr. Kelly's behalf to the Company's Profit Sharing Plan in fiscal 1998, and (iv) $373,854 attributable to severance paid to Mr. Kelly on his resignation effective May 5, 2000.

                    TABLE II -- OPTION GRANTS IN FISCAL 2000

     The following table presents information regarding stock options to purchase shares of Common Stock granted in fiscal 2000 to the named executive officers. No Stock Appreciation Rights ("SARs") were granted in fiscal 2000.

                                                                                                  Potential Realizable
                                                                                                    Value at Assumed
                                                                                                 Annual Rates of Stock
                                                                                                   Price Appreciation
                                                     Individual Grants(1)                          for Option Term(2)
                                --------------------------------------------------------------   ----------------------
                                                         % of Total      Exercise
                                Number of Securities       Options          Or
                                     Underlying            Granted         Base
                                  Options Granted      to Employees in    Price     Expiration      5%           10%
             Name                       (#)            Fiscal Year(3)     ($/Sh)       Date        ($)           ($)
             ----               --------------------   ---------------   --------   ----------   --------      --------
Robert M. Goodfriend..........             --                  --            --           --          --            --
Lana Cain Krauter.............             --                  --            --           --          --            --
Edward R. Carlin(4)(6)........         10,000                3.36%         4.31      9/13/10      27,124        68,738
Max W. Jones(5)(6)............         50,000               16.79%         5.00      7/31/10     157,224       398,436
David R. Mullins..............             --                  --            --           --          --            --
Harry M. Call.................             --                  --            --           --          --            --
Thomas R. Kelly, Jr...........             --                  --            --           --          --            --

---------------

(1) All stock options granted to the named executive officers as shown in the above table have exercise prices equal to the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on The Nasdaq Stock Market for the business day preceding the date of grant, and may be exercised until the earlier of (i) the tenth anniversary of the date of grant, (ii) thirty days after the optionee ceases to be an employee of the Company for any reason other than death or disability and (iii) the first anniversary of the optionee's death or disability.
(2) The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.
(3) The percentage of stock options granted to each named executive officer is based on a total number of stock options granted amounting to 297,745 during fiscal 2000.
(4) These stock options were granted on September 13, 2000 and vest in equal annual increments over five years from the date of grant.
(5) These stock options were granted on July 31, 2000 and vest 40% on the first anniversary from the date of grant and in equal annual increments of 20% thereafter over the next three years from the date of grant.
(6) These stock options may be transferred pursuant to a will and the laws of lineal descent as well as (a) to the spouse or any lineal ancestor or descendant of the grantee, (b) to any trust, the sole beneficiaries of which are any one or all of the grantee, the grantee's spouse or any lineal descendants of the grantee and (c) to such other persons and/or entities as the Compensation Committee may approve.

          TABLE III -- AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table presents information regarding the value of unexercised stock options held by the named executive officers at February 3, 2001. There were no stock options or SARs exercised in fiscal 2000 and there are no SARs outstanding at February 3, 2001.

                                                      Number of Securities          Value of Unexercised
                                                     Underlying Unexercised         In-the-Money Options
                                                        Options at FY-End                 at FY-End
                                                               (#)                         ($)(1)
                                                   ---------------------------   ---------------------------
                      Name                         Exercisable   Unexercisable   Exercisable   Unexercisable
                      ----                         -----------   -------------   -----------   -------------
Robert M. Goodfriend.............................    667,000         48,000             --             --
Lana Cain Krauter................................    133,333        166,667        100,067        125,083
Edward R. Carlin.................................     87,750         31,000         10,476         16,369
Max W. Jones.....................................         --         50,000             --         34,400
David R. Mullins.................................    106,250         21,000         80,938          2,619
Harry M. Call....................................         --             --             --             --
Thomas R. Kelly, Jr..............................         --             --             --             --

---------------

(1) Represents the value of unexercised, in-the-money stock options at February 2, 2001 (the last trading day of fiscal 2000), using the $5.69 closing price of the Common Stock on that date.

EMPLOYMENT AND TERMINATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

     Robert M. Goodfriend. The Company does not have an employment agreement with Mr. Goodfriend. However, the Compensation Committee and Mr. Goodfriend are negotiating terms of a new employment agreement. Such employment agreement and the related documentation are expected to be finalized during fiscal 2001. See "Compensation Committee Report on Executive Compensation."

     Other Executive Employment Arrangements. On January 10, 2000, the Company entered into a three year employment agreement with Ms. Krauter to serve as its President and Special Assistant to the Chairman, currently serving as President and Chief Merchandising Officer since October 2000; on July 31, 2000, the Company entered into an employment agreement with Mr. Jones to serve as its Executive Vice President, Merchandising; and on May 20, 1998, the Company entered into new employment agreements with Mr. Call, its then President and Chief Operating Officer, and with each of Messrs. Carlin, Kelly and Mullins, its current or then executive vice presidents, replacing any current employment agreements or other arrangements with such employees. Pursuant to such employment agreements, each executive (other than Ms. Krauter) is considered an at-will employee, and his employment may be terminated at any time subject to the obligations set forth in the agreement. The employment agreement of Messrs. Call and Kelly were in effect through the date of their respective resignations in July 28, 2000 and May 5, 2000.

     Under the agreements, each executive is paid an annual base salary ($500,000 in the case of Ms. Krauter; $310,000 in the case of Mr. Jones; $325,000 in the case of Messrs. Call and Kelly, which was increased to $350,000 effective January 31, 1999 in accordance with the employment agreements; and $250,000 in the case of Messrs. Carlin and Mullins, which was increased to $260,000 effective January 31, 1999 and further increased to $275,000 effective February 4, 2001), which amount may be increased by the Company at its discretion. Ms. Krauter and Mr. Jones each received a signing bonus of $365,000 and $60,000, respectively, upon entering into their agreements. Each executive participates in the Company's short-term incentive compensation plan whereby he or she is eligible to receive an annual incentive target bonus of a certain percentage, as set forth in the employment agreements (100% in the case of Ms. Krauter; 60% in the case of Mr. Jones; 50% in the case of Messrs. Call and Kelly, which was increased to 75% effective January 31, 1999; and 40% in the case of Messrs. Carlin and Mullins, which was increased to 60% effective January 31, 1999), of the executive's base salary for each fiscal year the executive is employed if the Company achieves certain performance goals for such fiscal year. Each of Ms. Krauter's and Messrs. Call's and Kelly's agreement also provided or provides for, as the case may be, a guaranteed annual bonus of $100,000 which reduced or reduces, as the case may be, any incentive bonus payable as described above. In addition, Mr. Jones' agreement provides for a guaranteed bonus of 20% of his base salary for each fiscal year, except that for fiscal 2000, the guaranteed bonus was prorated based on the number of days he was employed by the Company during that fiscal year. Ms. Krauter received a guaranteed bonus of $100,000 in March 2000 as well as March 2001 and Mr. Jones received a guaranteed bonus of $31,000 in March 2001. Ms. Krauter's and Mr. Jones's agreements also provide for the grant of stock options to purchase 300,000 and 50,000 shares of Common Stock, respectively. The employment agreements also provide for a disability insurance policy, an annuity contract or life insurance policy, reimbursement of relocation expenses (in the case of Ms. Krauter and Mr. Jones), and contain confidentiality and non-solicitation provisions, and non-compete provisions (in the case of Ms. Krauter).

     Under the terms of the employment agreements, if the executive's employment is terminated by reason of his or her death, Disability (as defined in the agreements) or (except in the case of Ms. Krauter) retirement on or after the attainment of age 65 or is terminated for Cause (as defined in the agreements) or (except in the case of Ms. Krauter) voluntarily terminated by the executive (other than on account of Constructive Termination, as defined in the agreements), the Company will be obligated to pay such executive a lump sum payment equal to (i) his or her base salary, and, if applicable, a pro-rata portion of his or her guaranteed bonus through the date of such termination (except that no pro-rata guaranteed bonus is payable if the executive is terminated for Cause), and (ii) any compensation previously deferred by the executive, earned but unpaid vacation pay for the then current year and amounts or benefits the executive or the executive's beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses (collectively, the "Accrued Obligations"). If the executive's employment is terminated by reason of his or her death or Disability, the Company will have the additional obligation, subject to the terms of the short-term incentive compensation plan and further provided that the executive has been employed by the Company for the first six months of the then applicable fiscal year, to pay an amount equal to a pro-rated portion of the performance bonus for such fiscal year. Furthermore, if the executive's employment is terminated by reason of his or her retirement (except in the case of Ms. Krauter) on or after the attainment of age 65 or Disability, the Company will pay the premiums (to the same extent paid prior to termination) for the continued participation of the executive for a period of 12 months after termination in any individual life insurance policy on the same terms as the executive and the Company were participating prior to termination. Moreover, if the executive's employment is terminated by reason of his or her death, retirement on or after the attainment of age 65 or Disability, the Company will, for a period of 12 months after termination, pay the entire COBRA premium under any Company medical and dental program that the executive (and his or her spouse and eligible dependents) was participating in prior to termination.

     The employment agreements further provide that if the Company terminates the executive's employment other than for Cause or his or her Disability or death, or the executive terminates his or her employment for Constructive Termination, the Company will pay the executive a lump sum payment equal to (i) all Accrued Obligations, (ii) 12 months of the executive's base salary at the rate in effect as of the date when the Notice of Termination (as defined in the agreements) was given and (iii) subject to the terms of the short-term incentive compensation plan and further provided that the executive has been employed by the Company for the first six months of the then applicable fiscal year, a pro-rated portion of the performance bonus for such fiscal year. Further, in the case of a Constructive Termination or termination by reason of death or Disability, all unvested stock options held by the executive will become fully vested, effective on the Date of Termination (as defined in the agreements), and will be thereafter exercisable in accordance with the provisions of the applicable plan and award agreement.

     In addition, the employment agreements provide that upon the occurrence of a Change of Control of the Company (as defined in the agreements), as consideration for assisting the Company in bringing about a successful transaction, the executive is entitled to receive a lump sum payment equal to 18 months of the executive's base salary at the rate in effect as of the Change of Control Date (as defined in the agreements).

     The Company's 1991 Stock Incentive Plan, 1993 Stock Option Plan and 1997 Stock Option Plan provide that, upon the occurrence of a Change of Control (as defined in such plans), all stock options granted under such plan that are outstanding and not yet vested will become immediately 100% vested effective on a Change of Control Date (as defined in such plans) and shall be thereafter exercisable in accordance with the terms of such plan and any applicable award agreement, subject to certain exceptions.

     Mr. Kelly resigned effective May 5, 2000 and entered into a severance agreement with the Company whereby he was paid $400,000 in severance compensation, including a guaranteed bonus of $26,146. Mr. Call resigned effective July 28, 2000 and entered into a severance agreement with the Company whereby he was paid $471,672 in severance compensation, including a guaranteed bonus of $48,787.

STOCK PERFORMANCE GRAPH

     The following is a line graph comparing the Company's total shareholder returns to those of the Standard & Poors 500 Index and a Comparable Company Index for fiscal 1996 through fiscal 2000. The Comparable Company Index for fiscal 2000 is based on information from Burlington Coat Factory Warehouse, Catherine's Stores Corporation, Cato Corporation, Consolidated Stores Corporation, Deb Shops, Inc., Designs, Inc., Dollar General Corp., Dress Barn Inc., Edison Brothers Stores, Family Dollar Stores, Filene's Basement Corporation, Fred's Inc., Gantos, Inc., Gottschalks, Inc., Jacobson Stores, Kohl's Corporation, Ross Stores, Inc., Stein Mart, Inc., and Value City Department Stores, Inc. Total return values were calculated based on cumulative total return, assuming the value of the investment in shares of Common Stock and in each index was $100 on February 3, 1996 and, in the case of the Comparable Company Index, that all dividends paid by any of those companies were reinvested.

                         GOODY'S FAMILY CLOTHING, INC.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       TO S&P 500 AND PEER GROUP INDICES

                                                 GOODY'S FAMILY CLOTHING          S&P 500 INDEX                PEER GROUP
                                                 -----------------------          -------------                ----------
1995                                                     100.00                      100.00                      100.00
1996                                                     264.52                      126.34                      159.11
1997                                                     441.94                      160.34                      275.64
1998                                                     278.22                      212.43                      316.56
1999                                                     125.01                      234.41                      309.14
2000                                                     146.79                      228.24                      494.68

CERTAIN TRANSACTIONS WITH DIRECTORS AND OFFICERS

     Since 1987, the Company has, by agreement (the "Initial Agreement"), paid premiums on certain split-dollar life insurance policies covering the life of Mr. Goodfriend. During each of fiscal 1999 and 1998, the Company paid premiums of $54,000 in accordance with the Initial Agreement. The Company terminated the policies under this Initial Agreement in January 2000, and received the cash surrender value of these policies aggregating $2,144,000 in February 2000. During fiscal 1999, the Company entered into a new split-dollar life insurance agreement (the "New Agreement") and therein agreed to pay the premiums for certain second-to-die policies insuring the lives of Mr. and Mrs. Goodfriend. These policies are owned by a trust for the benefit of the Goodfriend's children (the "Trust"). The Company, however, has certain rights including the right to terminate these policies at any time prior to the occurrence of the following "restricting events" (i) a change of control (as defined in the New Agreement),
(ii) the termination of Mr. Goodfriend's employment by the Company, or (iii) unless certain conditions are met, the death of Mr. Goodfriend. The Company will be reimbursed for all premiums paid by it upon the policies' termination (subject to deficiencies in the cash surrender value from the early termination of the policies prior to a restricting event). The New Agreement generally provides that one-half of the new coverage would terminate should Mr. Goodfriend decrease his Company ownership below 20%. The Trust has the right, but not the obligation, to purchase the policies from the Company at any time for a purchase price equal to the cumulative premiums paid by the Company on the policies; should the policies be purchased, all the Company's future obligations would cease. The Company paid premiums of $4,195,000 in fiscal 2000 on the policies covered by the New Agreement. The cash surrender value of all policies covered by the New Agreement at February 3, 2001 aggregated $7,659,000. In addition, during fiscal 2000, the Company paid a premium of $47,510 on a term policy on the life of Mr. Goodfriend in connection with the New Agreement.

     On January 26, 1991, the Company redeemed all 2,651 shares of its then outstanding preferred stock, all of which were owned by the Company's founder, Mr. M. D. Goodfriend, and his wife, for their stated redemption value of $2,651,000. Of such amount, $500,000 was paid in cash at closing and the balance was funded by a promissory note from the Company which bears interest at 10% per annum and is amortized over the ten-year term of the note. During fiscal 2000, the Company paid the last installment of $350,000 of principal and interest on this note. As of February 3, 2001, there was no principal balance due on this note. Mr. M. D. Goodfriend was the retiring Chairman of the Board at the time of this transaction and is the father of Mr. Robert M. Goodfriend, the Company's current Chairman of the Board and Chief Executive Officer.

     The Company leases a building, primarily used for the storage of fixtures, from Citizens National Bank of Athens, Tennessee, a local bank of which Mr. Robert M. Goodfriend is a director and less than 5% shareholder. The rental payments to the bank for this space in fiscal 2000 were $56,800.

     The Company leases a store in Athens, Tennessee, from an irrevocable trust established for the benefit of the children of Mr. Robert M. Goodfriend. The aggregate rental payments to the trust, including real property taxes, for this space in fiscal 2000 were $311,417.

     As previously noted, Mr. Koppel, a director of the Company, is the President of the East Tennessee Children's Hospital of which Mr. Goodfriend is also a director. The Company facilitates contributions by its employees to the Hospital through a payroll deduction plan and matches employee contributions to the Hospital on a 100% basis. The Company also makes additional contributions (in cash or in kind) to the Hospital. The total amount of contributions by the Company (including employee contributions) to the Hospital in fiscal 2000 was $532,184. Such contributions represented less than 1% of the Hospital's total revenues for its last fiscal year ended June 30, 2000.

     In August 2000, the Company and Mr. Jones entered into an agreement whereby the Company made an interest-free bridge loan of $69,107 to Mr. Jones in connection with his relocation to Knoxville, Tennessee, which is anticipated to be repaid in fiscal 2001.

ITEM 2.  OTHER MATTERS

GENERAL

     Management does not know of any other matters to be presented at the Annual Meeting for action by the Shareholders, other than those discussed in this proxy statement. However, if any other matter requiring a vote of the Shareholders is properly presented at the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

AUDITORS

     Deloitte & Touche serves as the principal accounting firm designated to audit the Company's consolidated financial statements. The engagement of Deloitte & Touche is not being presented for approval by the Shareholders at the Annual Meeting; however, a representative from Deloitte & Touche is expected to be available to answer questions, if any, addressed to him or her at the Annual Meeting and will be given the opportunity to make a statement if such representative desires to do so.

  Audit Fees

     The aggregate fees billed for professional services rendered by Deloitte & Touche for the audit of the Company's consolidated financial statements, including the reviews of the Company's condensed consolidated financial statements included in its quarterly reports on Form 10-Q, for fiscal 2000 were approximately $201,000.

  Financial Information Systems Design And Implementation Fees

     Deloitte & Touche did not render any services to the Company related to financial information systems design and implementation during fiscal 2000.

  Other Fees

     The aggregate fees billed for all other professional services rendered by Deloitte & Touche during fiscal 2000 other than those described in the previous two paragraphs were approximately $240,000. These services consisted primarily of tax compliance and planning services, assistance with the implementation of a new distribution center in Russellville, Arkansas and a warehouse management system, and consultation regarding employee benefit plans.

     The Audit Committee has considered whether these services provided by Deloitte & Touche were compatible with maintaining Deloitte & Touche's independence.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     In order to present a proposal at the Company's annual meeting of shareholders to be held in 2002, a shareholder must provide advance written notice of the proposal to the Company at its principal executive offices no later than the close of business on January 11, 2002. If such proposal relates to amending the Bylaws, then advance notice must be provided to the Company at its principal executive offices no later than the close of business on January 11, 2002 and otherwise comply with the Bylaws. A copy of the Bylaws is available upon written request to the Secretary of the Company. If a shareholder gives notice of a proposal after the applicable deadline, the Company's proxy holders will have discretionary authority to vote on this proposal when and if raised at the 2002 annual meeting. In addition, all shareholder proposals intended to be included in the Company's proxy materials for the 2002 annual meeting must be received by the Company at its principal executive offices no later than the close of business on January 11, 2002 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

PROXY SOLICITATION COSTS

     The Company will pay the cost of the Annual Meeting and the cost of soliciting proxies in the accompanying form (including the cost of mailing the proxy material). The Company has engaged Corporate Communications, Inc. and Bowne of Atlanta, Inc. to distribute and solicit proxies for the Annual Meeting at an estimated cost of $35,000 (which amount includes mailing and shipping costs), plus reasonable expenses. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward proxy and other soliciting materials to their principals, the beneficial owners of Common Stock, and will reimburse them for their reasonable out-of-pocket expenses.

SHAREHOLDERS' LIST

     A list of the Shareholders will be available at the Company's corporate offices located at 400 Goody's Lane, Knoxville, Tennessee, for inspection by Shareholders during regular business hours from April 24, 2001 to the date of the Annual Meeting. The list will also be available during the Annual Meeting for inspection by Shareholders who are present.

                                          /s/ Edward R. Carlin
                                          Edward R. Carlin
                                          Secretary

May 14, 2001

                         (GOODY'S FAMILY CLOTHING LOGO)

                                     PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         GOODY'S FAMILY CLOTHING, INC.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 14, 2001, and does hereby appoint Robert M. Goodfriend and Regis J. Hebbeler, or either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Goody's Family Clothing, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (EDT) on Wednesday, June 13, 2001 at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee, and at any adjournment(s) or postponement(s) thereof, hereby revoking all proxies heretofore given with respect to such stock.

This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN.


                           TO BE SIGNED ON OTHER SIDE

GOODY'S FAMILY CLOTHING, INC.

[X] PLEASE MARK VOTES          FOR all nominees            WITHHOLD AUTHORITY
    AS IN THIS EXAMPLE      listed below (except as     to vote for all nominees
                         marked to the contrary below)        listed below
                                      [ ]                         [ ]
1. ELECTION OF DIRECTORS                                                            2. IN THEIR DISCRETION, THE PROXIES ARE
NOMINEES: ROBERT M. GOODFRIEND                                                         AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS
and ROBERT F. KOPPEL as Class III Directors (for a term expiring                       AS MAY PROPERLY COME BEFORE THE MEETING OR
at the 2004 Annual Meeting of Shareholders)                                            ANY ADJOURNMENT(S) OR POSTPONEMENT(S)
(Instruction: to withhold authority to vote for any individual nominee, write          THEREOF.
that nominee's name in the space provided.)

--------------------------------------------------------------------
RECORD DATE SHARES:










Please be sure to sign and date this Proxy.     Dated:               Please sign exactly as name(s) appears hereon, and when
                                                                     signing as attorney, executor, administrator, trustee, or
                                                                     guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly
                                                                     authorized officer. When shares are held by joint tenants, both should sign.

    Shareholder sign here                Co-owner sign here         PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY